UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
Form 8-K
_________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2013
________________________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Address of principal executive offices:	5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code:	(408) 567- 7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE

EX-10.1

Item 1.01 Entry into a Material Definitive Agreement
On November 20, 2013, Aviat Networks, Inc., a Delaware corporation (the “Company”), entered into an Amendment No. 2 to First Amended and Restated Loan Agreement (the “Second Amendment”) by and among the Company, Aviat U.S., Inc. (“Opco,”), Aviat Networks (S) Pte. Ltd. (“Singapore Borrower,” and together with the Company and Opco, the “Borrowers”) and Silicon Valley Bank, as lender (the “Lender”). The Second Amendment amends the terms of the Company’s existing First Amended and Restated Loan and Security Agreement, dated as of September 27, 2013 (the “Loan Facility”), by and among the Borrowers and the Lender. The Second Amendment provides for an amendment to the liquidity coverage financial covenant under the Loan Facility.

The Lender and its affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Additional details of the Loan Facility were previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2013 and October 30, 2013 and are incorporated herein by reference.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1     Amendment No. 2 to First Amended and Restated Loan and Security Agreement, dated as of November 20, 2013, by and among Aviat Networks, Inc., Aviat U.S., Inc., Aviat Networks (S) Pte. Ltd. and Silicon Valley Bank.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: November 21, 2013	By:	/s/ Edward J. Hayes, Jr.
		Name:	Edward J. Hayes, Jr.
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

10.1
Amendment No. 2 to First Amended and Restated Loan and Security Agreement, dated as of November 20, 2013, by and among Aviat Networks, Inc., Aviat U.S., Inc., Aviat Networks (S) Pte. Ltd. and Silicon Valley Bank.